Exhibit 10.17

FREE TRADE ZONE DIRECT USER AGREEMENT

AGUADA PARK (ITSEN S.A.)

This Free Trade Zone Direct User Agreement is entered into by and between: FOR THE ONE PART: “ITSEN S.A.”, Uruguayan Taxpayer ID (RUT) No. 215229500014, herein represented by Francisco Guillermo RAVECCA JONES, holder of Uruguayan ID Card No. 2.912.303-3, in his capacity as agent, with offices at Paraguay 2141 in this City (hereinafter, “Itsen” or the “Exploiter”).

AND FOR THE OTHER PART: “MELI URUGUAY S.R.L.”, RUT No. 21 674887 0015, herein represented by Marcos Eduardo Galperín, holder of ID Card No. 22.432.311, in his capacity as Chairman of the Board of Directors, establishing its address for the purpose of this agreement at Paraguay 2141 piso 4º, oficina 408, Montevideo, República Oriental del Uruguay (hereinafter, “MELI” or the “Direct User”); in the city of Montevideo, Oriental Republic of Uruguay, on August 29, 2011, subject to the conditions set forth below, Law No. 15,921 on Free Trade Zones, its regulatory decree No. 454/988, and all other provisions consistent with, supplementary and applicable to contracts of this nature.

I. GENERAL TERMS AND CONDITIONS

1. Background

Under Executive Resolution No. 486 dated July 31, 2007, “Itsen S.A.” was authorized to exploit a private services free trade zone pursuant to the provisions of Law No. 15,921, its Regulatory Decree No. 454/988 and other applicable provisions, over an area of 6420 m2 and 85 dm2, comprised within plot No. 422.308 in the Montevideo department, Montevideo cadastral district (hereinafter, the “Free Trade Zone”).

2. Purpose

The Exploiter grants the User and the User accepts the right to operate as a Direct User within the referred Free Trade Zone for the purpose of conducting services-related activities permitted under the legislation currently in force, in accordance with Article 2(c) of Law No. 15,921, as amended by Article 65 of Law No. 17,292.

3. Plot and office space in Building One.

In order to perform such activities, the Exploiter grants the User the right to use the office identified with No. 408, located on the 4th floor of Building One of the Free Trade Zone, as per the floor plan dated September 2008 drawn by Architect Enrique Cohe and the specifications attached to this Agreement as Annex I, with a surface area of 77.5 m2 plus a terrace of 148.3 m2.

4. Term

This Agreement shall remain in full force and effect for three years from the date of approval by the Area of Free Trade Zones of the General Trade Bureau.

The Exploiter hereby undertakes to inform the User of the resolution issued by the Area of Free Trade Zones of the General Trade Bureau approving the agreement within 72 business hours following receipt of notice thereof.

The User may terminate the Agreement at any time without cause upon notice to the Exploiter 60 days in advance, in which case the User shall pay a penalty to the Exploiter in an amount to be determined as follows: a) should the Agreement be terminated within the first 3 months, the equivalent to 6 months of the contract price; b) should the Agreement be terminated between the 4th and 12th month included, the equivalent to 4 months of the contract price; c) should the Agreement be terminated between the 13th and 24th month included, the equivalent to 3 months of the contract price; and d) should the Agreement be terminated from the 25th month, the equivalent to 2 months of the contract price.

In all cases, the entire furniture shall remain in the office and the User may only remove electronic equipment (computers, servers, phones, switches, and the like).

The Exploiter hereby undertakes to inform the Area of Free Trade Zones of the General Trade Bureau of the termination of the Agreement within 30 business days following notice thereof.

5. Price

The User shall pay the Exploiter the monthly amount of USD 1,278 (one thousand two hundred and seventy eight US dollars). The referred price shall be adjusted pursuant to Section 5 of Chapter II hereof.

Monthly common expenses: Monthly common expenses shall be paid in accordance with Section 6 of Chapter II hereof.

6. Resolution by the Area of Free Trade Zones dated October 19, 1993

6.1 The parties hereby represent that they acknowledge and accept the Resolution issued by the Area of Free Trade Zones dated October 19, 1993, as amended and supplemented and, particularly, the provisions of Article 16 of Law No. 15,921, which is an integral part hereof.

7. Liability

7.1 The User assumes civil and administrative liability before the State, the Exploiter and third parties for all damage, harm and illegal events, acts or omissions related to the User’s activities and such property as it may introduce into, withdraw from or keep at the Free Trade Zone, as well as that of its Indirect Users, irrespective of any liability imposed on them.

7.2 The user shall be further liable for any damage inflicted on persons, buildings, facilities, infrastructure and/or other property located within the Free Trade Zone resulting from the performance of its activities within the Free Trade Zone. This liability further comprises the damage caused by its employees, its hired personnel or any other person or company the User may retain. In this regard, all property owned by the User at the Free Trade Zone shall be used to repair any damage caused by the User, notwithstanding the provisions of Section 2372 of the Uruguayan Civil Code.

7.3 The Direct and/or Indirect User shall also be liable before the Area of Free Trade Zones of the General Trade Bureau, the Uruguayan Customs Office, the Communication Services Regulatory Authority, the Ministry of Defense, the Municipality of Montevideo and any other relevant authorities for any violation of statutory and regulatory provisions during the performance of its activities within the Free Trade Zone. Should the Exploiter be subject to a claim grounded on an act or omission or a violation of the current legislation by the Direct and/or Indirect User, the Exploiter may require the Direct and/or Indirect User to reimburse any amount paid by the Exploiter by reason of such claim.

7.4 The revocation of the Authorization shall entail the termination of the Agreement and shall therefore release the State from the responsibility assigned to it under Article 25 of Law No. 15,921 of December 17, 1987.

8. User Card

The capacity of Direct User shall be exclusively evidenced by the User Card issued by the Area of Free Trade Zones and the User may not act in such capacity without this card. Upon termination of the user agreement, the User shall return the User Card to the Area of Free Trade Zones. The Exploiter hereby undertakes to inform the Area of Free Trade Zones of the termination of the contractual relation within a term not exceeding 10 days from the date thereof. All operations conducted by the Direct User prior to registering the agreement and simultaneously receiving the User Card, or subsequent to the termination of the agreement, shall be taxable in accordance with the fiscal and customs provisions in force at the time.

9. Authorization

The parties hereby indistinctively authorize Cristina Valiño, notary, holder of Uruguayan ID Card No. 1.765.947-8; Sandra Sum, notary, holder of Uruguayan ID Card No. 1.908.069-7; Carol Zanger, attorney-at-law, holder of Uruguayan ID Card No. 3.177.964-2; Alejandra Rodríguez, accountant, holder of Uruguayan ID Card No. 3.306.348-3 and Sofía Kramer, holder of Uruguayan ID Card No. 4.333.789-8 to examine the procedures related to the administrative approval of this Agreement, to receive notice of resolutions, to examine records, to file written submissions and notes, to produce evidence and to fulfill any procedure or measure in furtherance of the approval of this Agreement, as well as to get the pertaining User Card.

10. User’s address for tax purposes

The User hereby establishes its address for tax purposes at Paraguay 2141 Piso 4 Oficina 408.

II. SPECIAL TERMS AND CONDITIONS

The parties set forth the Special Terms and Conditions below, which shall govern this Agreement, and expressly represent that the General Terms and Conditions shall prevail over the Special Terms and Conditions in the event of inconsistencies.

1. Annexes

The following documents are attached as annexes hereto and, having been signed by the parties, are an integral part of this Agreement; provided, however, that the Exploiter may unilaterally amend them should it deem it necessary or convenient:

Annex I – Floor Plan dated September 2008 drawn by Architect Enrique Cohe

Annex II – Free Trade Zone User Rules

Annex III – Blueprints of the facilities and specifications drafted by Architectural Firm Vector Interior Solutions.

2. Maximum term

Under no circumstances may the term of this Agreement be extended beyond July 31, 2037, on account of successive extensions, except where the Executive or any entity replacing it extends the authorization granted for the Exploiter to continue exploiting the Free Trade Zone.

3. Delivery of the offices to the Exploiter

Upon lapse of the original term of this Agreement or of any extensions thereof or upon any other event of termination hereof, the User shall immediately return the office space and the pertaining facilities to the Exploiter pursuant to Section 8 of this Chapter. Should the User breach the referred obligation, a monthly penalty equivalent to 75% of the monthly price agreed upon shall apply, in addition to the main obligation to pay, which shall survive until the User vacates the Exploiter’s facilities.

The User’s overstay, even upon payment of the referred penalty, shall not prevent the Exploiter from pursuing such court or out-of-court measures as may be necessary for the User to vacate the facilities. Under no circumstances may the User’s overstay be construed as an implicit renewal of the Agreement.

4. Interpretation and User Rules

The User hereby accepts and undertakes to comply with all provisions and instructions notified by the Exploiter in writing, both those set forth in the User Rules attached as Annex II and such other provisions and instructions as may subsequently amend or supplement such Rules. In the event of inconsistencies between the User Rules and this Agreement, the provisions set forth herein shall prevail.

5. Form and time of payment

5.1 The price agreed upon in Section 5 of the General Terms and Conditions shall be paid in advance within the first ten (10) calendar days of each month. The User shall make all payments in the manner and at the place specified by the Exploiter or at the Exploiter’s offices within the Free Trade Zone.

5.2 The price shall be automatically adjusted on an annual basis as per the variation of the Consumer Price Index of the United States of America (Consumer Price Index – All Urban Areas) published by the US Bureau of Labor Statistics (BLS).

Adjustments shall be calculated on the basis of a calendar year (January 1st through December 31st), except during the first year of the contract if it does not extend over a complete calendar year. In such case, the adjustment shall be calculated over the period running between the effective date of this Agreement under Section 4 of the General Terms and Conditions and December 31st of the year this Agreement becomes effective, applying the annual index proportionately to such period. The following year, the adjustment shall be made as explained in the first part of this paragraph.

5.3 The delay in the payment of the price shall result in a penalty being imposed in favor of the Exploiter in an amount equivalent to 15% of the amount due. In addition, without any kind of court or out-of-court notice, and solely on account of the expiration of the relevant term, such delay shall accrue interest in a percentage equivalent to the LIBOR RATE (360-day term) effective at the time payment is made plus 15% from the commencement of the delay until the date payment is effectively made.

6. Common services

6.1 The Exploiter shall (directly or through non-user third companies) provide the following services to the User within common areas, including, without limitation: general maintenance of the building; water; lighting; cleaning of exterior surface glass; cleaning of halls, parking lots and other common areas; general security; maintenance of gardens and parks; garbage collection, among others. The specific terms and scope of the common services are set forth in the User Rules.

6.2 By way of consideration for the provision of the referred common services, the User shall pay the Exploiter the pertaining common expenses, which amount to the monthly sum of UYU 80 (eighty Uruguayan pesos) per square meter (in accordance with Section 3 of the General Terms and Conditions).

6.3 Common expenses shall be paid jointly and indivisibly and at the time and within the term set forth in Section 5 of the General Terms and Conditions with regard to the payment of the agreed upon price, pursuant to Section 5 of the Special Terms and Conditions.

6.4 Common expenses shall be automatically adjusted on a biannual basis as follows: 50% thereof shall be adjusted as per the variation of the Uruguayan Consumer Price Index and the remaining 50% shall be adjusted as per the variation of the Uruguayan Average Wage Index.

6.5 The delay in the payment of common expenses shall result in a penalty being imposed in favor of the Exploiter in an amount equivalent to 15% of the amount due. In addition, without any kind of court or out-of-court notice, and solely on account of the expiration of the relevant term, such delay shall accrue interest in a percentage equivalent to the LIBOR RATE (360-day term) effective at the time payment is made plus 15% from the commencement of the delay until the date payment is effectively made.

7. Individual services

7.1 The parties hereby acknowledge and accept that any other services the Exploiter may individually provide to the User (such as electricity, cleaning of offices, and the like) are not included in the price paid for common expenses.

7.2 Notwithstanding the provisions set forth in the paragraph above, as a general criterion regarding the case-by-case execution of agreements for individual services, the delay in payment thereof shall result in a penalty being imposed in favor of the Exploiter in an amount equivalent to 15% of the amount due. In addition, without any kind of court or out-of-court notice, and solely on account of the expiration of the relevant term, such delay shall in all cases accrue interest in a percentage equivalent to the LIBOR RATE (360-day term) effective at the time payment is made plus 15% from the commencement of the delay until the date payment is effectively made.

8. Constructions and improvements

8.1 The User shall request the Exploiter’s express and written authorization to carry out (useful and/or maintenance) improvements in the office space subject to this Agreement (Section 3 of the General Terms and Conditions). To such end, the User shall submit to the Exploiter the specifications and blueprints of the projected works.

The Exploiter shall submit the modifications proposed by the User and approved by the architectural firm entrusted with its works to the Area of Free Trade Zones of the General Trade Bureau for approval. Should the office be vacated for any reason, the User shall return the premises to the Exploiter in the exact conditions they were received (except for reasonable wear and tear). The Exploiter hereby reserves the right to receive the Premises with any modifications introduced without bearing any cost or assuming any obligation with respect to the User or third parties on account of the exercise of such right.

8.2 The User and the Exploiter shall be jointly and severally liable at all times for the strict and unqualified compliance with the legislation in force now or hereafter with regard to the performance of improvements. Notwithstanding the foregoing, the Exploiter may request the User to evidence strict abidance by the current legislation at any time.

The User shall exclusively bear all taxes, penalties, surcharges or any other item stemming from the performance of improvements.

8.3 In the event that the User fails to fulfill its obligations, to strictly comply with the current legislation or to pay taxes, penalties, surcharges or any other amount due on account of improvements and that any third party, whether a public or private entity, demands the Exploiter’s compliance or payment in its capacity as owner of the building located at the Free Trade Zone, the User shall directly pay such amounts and any related costs incurred by the Exploiter (such as attorneys’ or accountants’ fees, among others). In addition, the Exploiter may also demand damages.

8.4 In any event, the User shall be responsible for assuming its own defense, under both judicial and administrative proceedings, and shall indemnify and hold the Exploiter harmless in all cases, so that the Exploiter may be released from such proceedings. Should the Exploiter have to appear before any public or private judicial or administrative institution despite the provisions set forth herein, the User shall bear all expenses incurred by the Exploiter on that account (including, without limitation, attorneys’ fees, transportation, taxes, and others).

9. Electric power

The User shall request the connection of electric power through the Exploiter and the latter agrees to provide such service at the same rate published by UTE on its website under Tariff Schedule. In addition, the User shall benefit from a backup supply of 20% of the hired energy provided by the generator.

10. Breach by the User

Breach by the User of its obligations under this Agreement and, by reference, of the User Rules and/or such other applicable provisions or regulations as may be issued, shall entitle the Exploiter to, at its own discretion: (a) warn the User, (b) admonish the User, (c) collect any penalties imposed under this Agreement, (d) suspend the provision of services of any nature in full or in part until the User fulfills its outstanding obligations, (e) in the event of non-payment of two monthly amounts or two invoices for services of any nature, terminate the Agreement without incurring liability for such direct or indirect damages as the User or any third party related to the User may suffer on account of such termination, (f) in the event of non-payment of any of the charges set forth in Section 8.3 or of breach of any of the obligations set forth therein, terminate the Agreement without incurring liability for such direct or indirect damages as the User or any third party related to the User may suffer.

In the event that, for reasons attributable to the User, the User forfeits its capacity as such or any of its benefits or that this Agreement is terminated, the User shall, nevertheless, pay the price agreed upon, until the expiration of the term hereof.

11. Indirect Users

11.1 The User may enter into Indirect User agreements with the Exploiter’s prior written consent. Failure to comply with this provision shall render the Indirect User agreement unenforceable against the Exploiter. In such case, the Exploiter may immediately terminate the agreement without incurring liability on any grounds, irrespective of the rights granted to it by the law and this Agreement, whether of economic or other nature.

11.2 The Exploiter shall not unreasonably withhold the consent required in the preceding paragraph. Notwithstanding the aforesaid, the Exploiter shall verify whether the proposed indirect user contributes to the development of the Free Trade Zone and of the User, as well as of their business. Under no circumstances may the term of the Indirect User Agreement exceed that of the Direct User Agreement. In all cases, Indirect Users shall have the same obligations and prohibitions set forth with respect to the User and, as in the case of Direct Users, Indirect Users shall be previously authorized by the relevant authorities.

11.3 The Direct User shall pay the Exploiter an annual fee for each Indirect User agreement it enters into or maintains effective, by way of authorization for such Indirect User to conduct its activities within the Free Trade Zone. The Direct User hereby undertakes to include a provision in the agreement entered into with the Indirect User setting forth that both shall be jointly and severally liable for the payment of the referred fee.

Failure to comply with the preceding paragraph shall entitle the Exploiter to resort to the mechanisms, procedures and penalties provided for in Sections 5 and 9 of these Special Terms and Conditions.

12. Insurance and fires

12.1 The Exploiter hereby undertakes to maintain on its own account and at its own expense an insurance policy against specific risks covering the buildings and other property of its own located within the Free Trade Zone.

12.2 The Exploiter has taken out an insurance policy against “Specified Risks” that covers such personal and real property as the Insured may own or be legally responsible for, including the consequential loss of benefits, in thorough compliance with the requirements set forth by the Area of Free Trade Zones.

The User hereby undertakes to become a party to the policy within 72 business hours from the effective date of this Agreement and to pay the premium pertaining to the amount insured and the current general rate. The User hereby represents that it has read the Policy, especially with regard to its scope, and accepts it in full.

12.3 Breach by the User of the referred provisions on insurance or of the conditions for the acceptance of a loss claim under the policy shall constitute grounds for the termination of the Agreement at the Exploiter’s sole discretion. In such case, the User shall pay by way of penalty an amount equivalent to twelve months of the price agreed upon in Section 5 of the General Terms and Conditions hereof. Upon the lapse of 60 days following the breach (as evidenced by any sufficient means), the Exploiter may, at its own discretion, purchase the referred insurance on behalf of the User and shall invoice the resulting premium jointly with the individual services referred to in Section 7 of these Special Terms and Conditions, applying the provisions set forth therein in the event of breach by the User.

12.4 The Exploiter has furnished Building One with a centralized smoke and fire detection system covering the entire common areas with centralized control and surveillance 24 hours a day and left a connection open for the User’s office.

The Exploiter shall provide the User, on the latter’s account and at the latter’s expense, with the installation of smoke and fire detectors within the User’s offices. The number of detectors shall be determined jointly by the Exploiter and the Uruguayan Fire Department. The cost of the installation amounts to USD 10 (ten US dollars) per sensor per month and includes maintenance and monitoring from the surveillance room. This amount shall be paid in accordance with Section 5 and shall be subject to the same penalties provided with regard to services under Section 7 of these Special Terms and Conditions.

12.5 The Exploiter has installed a sprinklers network in the entire Building One, including the client’s offices as a big open space, free of charge to the client. The User shall have the internal network fitted to the final design of its office by a company specified by the Exploiter, on the User’s own account and at the User’s expense.

13. Penalties and damages

The penalties set forth in this Agreement may not be deemed an anticipated liquidation of damages.

In all cases and at all times, the Exploiter shall have the right to demand the User payment of such damages as the User may inflict on the Exploiter, in addition to any penalties it may be entitled to under this Agreement.

14. Performance bond

14.1 In order to guarantee the performance of its obligations, the User submits the amount of USD 6,390 (six thousand three hundred and ninety US dollars) to the Exploiter upon the execution of this Agreement, an amount equal to 5 months of the price set forth in Section 5 of the General Terms and Conditions. This instrument constitutes acknowledgement of receipt thereof.

Such amount shall be paid, at the Exploiter’s discretion, at its Offices or through a bank deposit to an account specified by the Exploiter.

The User hereby agrees that the referred bond shall be earmarked for the payment of the obligations undertaken with respect to both the Exploiter (price, common expenses, individual services, penalties, delinquent interest, damages, among others) and any company to which the Exploiter may have entrusted the provision of some of the services rendered to the User in furtherance of the performance of its activities within the premises. The bond shall be released, less any discounts as may apply in accordance with the foregoing, within no longer than 30 days from the date the premises are delivered by the User, except that the premises delivery statement certifies the existence of damage to be paid for with the bond or that the User owes any debts to the Exploiter or any of the companies rendering services within the Free Trade Zone on behalf of the Exploiter. The Exploiter shall release the bond by reimbursing the User an amount equivalent to that received (in whole or in part, as the case may be), denominated in the same currency.

Should both parties agree to increase the contract price or should the adjustment provided for herein be made, the bond shall also increase, proportionately to the rise in the price.

14.2 Breach of the provisions set forth in the preceding paragraphs shall constitute grounds for the termination of the Agreement by the Exploiter, without liability.

15. Transfer and assignment

15.1 The User may only assign its rights and obligations in whole or in part upon the Exploiter’s prior written consent, which the latter shall not withhold without reason. In any event, any restriction or approval by the Area of Free Trade Zones of the General Trade Bureau shall apply.

15.2 The Exploiter may, without requesting the User’s consent, assign any of its credits against the User in whole or in part, which shall not entail the assignment of the Agreement. Such assignment shall be conducted in accordance with Sections 1757 et seq. of the Uruguayan Civil Code.

16. Automatic default

The parties shall be deemed in default by operation of law, without any kind of judicial or out-of-court notice, upon the lapse of the terms set forth in this Agreement or upon any acts or omissions counter to the obligations hereby undertaken.

17. Confidentiality

17.1 The parties hereby undertake to refrain from directly or indirectly disclosing to third parties any confidential information stemming from this Agreement or any information related to the contract per se or to the activities conducted by the companies involved, as well as to devote their best efforts to prevent the involuntary disclosure of the referred information by any member or employee of the company. Such confidential information may comprise past, present and future information on the financial and business standing of the company, the client portfolio, plans, projects, technology, know-how and creations protected under the intellectual property legal system, as well as any other information which the parties involved may deem confidential at their own discretion. In turn, the parties shall refrain from using or distributing within their own companies such confidential information, with the sole exception of those cases where the fulfillment of the purpose under the Agreement binding them so requires. Notwithstanding the aforesaid, each party shall be released from the duty of confidentiality undertaken with respect to the other by providing sufficient evidence that: a) the information was in the public domain when it was relayed, b) the party obtained such information from a third party, c) the information was conveyed to the other party free of any subsequent duty of confidentiality, d) the information was developed by employees, hired personnel or agents of any of the parties, separately and with no information from the other, e) the information was transmitted by one of the parties to a third party, free of any duty of confidentiality, and f) in any event, five years after the termination of the business relation between the parties. In addition, the duty of confidentiality shall not apply in the following cases: (i) whenever the information is obtained by third parties as a result of the registration of the User Agreement with the Registry Office of the Area of Free Trade Zones of the General Trade Bureau, and (ii) whenever the information deemed confidential is requested by the Courts or by the competent administrative agencies.

17.2 The parties hereby agree that failure to comply with the foregoing provisions shall be deemed a serious breach and shall constitute grounds for the termination of the Agreement, notwithstanding any other penalties and actions as may apply.

18. Notices and address for notice

All communications and notices between the parties shall be sent by telegram with a copy and acknowledgement of receipt or through notarial or judicial means. The parties hereby establish address for the purpose of this Agreement at the addresses specified in the introduction hereof.

The Exploiter hereby undertakes to inform the Area of Free Trade Zones of the General Trade Bureau of the termination of the contractual relation evidenced herein within no longer than 10 business days, except where the Instructions dated October 19, 1993, specify otherwise.

19. Signatures and request for notarial certification

In witness whereof, the parties have executed this Agreement in five counterparts and request the notarial certification of the signatures affixed hereto.

On behalf of the Exploiter	On behalf of the User

/s/ Francisco Guillermo Ravecca Jones	/s/ Marcos Eduardo Galperín

AMENDMENT TO THE FREE TRADE ZONE DIRECT USER AGREEMENT

AGUADA PARK (ITSEN S.A.)

This Amendment to the Free Trade Zone Direct User Agreement entered into by and between Itsen and Meli on August 29, 2011, is agreed upon by: FOR THE ONE PART: “ITSEN S.A.”, Uruguayan Taxpayer ID (RUT) No. 215229500014, herein represented by Francisco Guillermo RAVECCA JONES, holder of Uruguayan ID Card No. 2.912.303-3, in his capacity as agent, with offices at Paraguay 2141 in this City (hereinafter, “Itsen” or the “Exploiter”).

AND FOR THE OTHER PART: “MELI URUGUAY S.R.L.”, RUT No. 216748870015, herein represented by Marcos Eduardo GALPERÍN, holder of Argentine ID Card No. 22.432.311, in his capacity as Chairman of the Board of Directors, establishing its address for the purpose of this agreement at Paraguay 2141 Piso 20 Of. 2001 in this city (hereinafter, “Meli” or the “Direct User”); in the city of Montevideo, Oriental Republic of Uruguay, on October 27, 2011, subject to the conditions set forth below, Law No. 15,921 on Free Trade Zones, its regulatory decree No. 454/988, and all other provisions consistent with, supplementary and applicable to contracts of this nature.

1. Background

In accordance with the agreement entered into on August 29, 2011, approved under a Resolution issued by the Area of Free Trade Zones of the General Trade Bureau on October 18, 2011, and registered with the Contracts Registry under No. 39/11 on Pages 387 through 397, Itsen conferred Meli the right to operate as a Direct User within the “Aguada Park” Free Trade Zone in order to conduct services-related activities pursuant to Article 2(c) of Law No. 15,921, granting it, to that end, the use of the office identified with No. 408, located on the 4th floor of Building One of the Free Trade Zone, with a surface area of 77.5 m2 plus a terrace of 148.3 m2, for a term of three years and a monthly price of USD 1,278.

2. Amendment to the Agreement

The parties agree to amend the referred Direct User Agreement as follows:

I) Office space. Originally assigned office No. 408 is hereby replaced by office No. 2001, located on the 20th floor of Building One at the Free Trade Zone, with a surface area of 836 m2, as per the floor plan dated September 2008 and the specifications prepared by Architect Enrique Cohe (Annex II) and the facilities’ blueprints and specifications prepared by the architectural firm to be determined by Meli (Annex II).

II) Term. The Agreement shall remain in full force and effect for ten years from the date of approval of this amendment by the Area of Free Trade Zones of the General Trade Bureau.

The User may only terminate the Agreement upon any annual term expiration insofar as it legitimately informs the Exploiter of its desire to do so in writing no less than 60 days prior to the expiration of the current annual term, without giving rise to any right to compensation or penalty. Notwithstanding the aforesaid, and only in the event that the User terminates the Agreement upon the expiration of the first or second year, the entire furniture shall remain in the office and the User may only remove electronic equipment (computers, servers, phones and switches). This penalty shall not apply in the event that the contract is terminated from the third year of effectiveness onwards.

III) Price. The contract price shall amount to USD 17,556 (seventeen thousand five hundred and fifty-six US dollars) per month during the first year and to USD 22,070 (twenty-two thousand and seventy US dollars) per month from the second year, and shall be adjusted thereafter in accordance with Section 5.2 of the original Agreement.

The User shall make all payments as specified in the document attached hereto as “Annex I”, which, having been signed by the parties, is an integral part of the Agreement.

IV) Performance Bond. A bond shall be posted in the amount of USD 110,350 (one hundred ten thousand three hundred and fifty US dollars). The User hereby deposits with the Exploiter the amount of USD 104,010 (one hundred four thousand and ten US dollars) in order to fully pay such bond. This instrument constitutes acknowledgement of receipt thereof.

User’s address for tax purposes. The User hereby establishes its address for tax purposes at Paraguay 2141 Piso 20 Oficina 2001.

3. The remaining provisions of the abovementioned original contract that have not been hereby amended remain in full force and effect.

4. In witness whereof, the parties execute five identical copies hereof and request the notarial certification of their signatures.

On behalf of the Exploiter	On behalf of the User

/s/ Francisco Guillermo Ravecca Jones	/s/ Marcos Eduardo Galperín

AMENDMENT TO THE FREE TRADE ZONE DIRECT USER AGREEMENT

AGUADA PARK (ITSEN S.A.)

This Amendment to the Direct User Agreement is entered into by and between: FOR THE ONE PART: “ITSEN S.A.,” Uruguayan Taxpayer ID (RUT) No. 215229500014, herein represented by Francisco Guillermo RAVECCA JONES, holder of Uruguayan ID Card No. 2.912.303-3, in his capacity as agent, with offices at Paraguay 2141 in this City (hereinafter, “Itsen” or the “Exploiter”).

AND FOR THE OTHER PART: “MELI URUGUAY S.R.L.,” RUT No. 216748870015, herein represented by Marcos Eduardo GALPERÍN, holder of Argentine ID Card No. 22.432.311, in his capacity as Chairman of the Board of Directors, establishing its address for the purpose of this agreement at Paraguay 2141 Piso 20 Of. 2001 in this city (hereinafter, “Meli” or the “Direct User”); in the city of Montevideo, Oriental Republic of Uruguay, on May 21, 2012.

1. Background

1.1 In accordance with the agreement entered into on August 29, 2011, approved under a Resolution issued by the Area of Free Trade Zones of the General Trade Bureau on October 18, 2011, and registered with the Contracts Registry under No. 39/11 on Pages 387 through 397, Itsen conferred Meli the right to operate as a Direct User within the “Aguada Park” Free Trade Zone in order to conduct services-related activities pursuant to Article 2(c) of Law No. 15,921, granting it, to that end, the use of the office identified with No. 408, located on the 4th floor of Building One of the Free Trade Zone, with a surface area of 77.5 m2 plus a terrace of 148.3 m2, for a term of three years and a monthly price of USD 1,278.

1.2 On October 27, 2011, the parties amended the abovementioned Agreement, replacing the office originally assigned to the User with office No. 2001, located on the 20th floor of Building One, with a surface area of 836 m2, for the monthly price of USD 17,556 during the first year and USD 22,070 as from the second year.

The Agreement was further amended to include a ten-year term from the date of approval of such amendment by the Area of Free Trade Zones of the General Trade Bureau.

2. Amendment to the term of the Agreement

The parties hereby agree to further amend the Direct User Agreement to provide that it shall remain in full force and effect for ten (10) years from the date of the resolution issued by the Area of Free Trade Zones of the General Trade Bureau under which the referred Agreement was authorized, dated October 18, 2011.

The User may only terminate the Agreement upon any annual term expiration insofar as it legitimately informs the Exploiter of its desire to do so in writing no less than 60 days prior to the expiration of the current annual term, without giving rise to any right to compensation or penalty. Notwithstanding the aforesaid, and only in the event that the User terminates the Agreement upon the expiration of the first twelve or twenty-four months from this date, the entire furniture shall remain in the office and the User may only remove electronic equipment (computers, servers, phones and switches). This penalty shall not apply in the event that the contract is terminated from the twenty-fifth month following the date hereof.

3. The remaining provisions of the original contract as amended on October 27, 2011, remain in full force and effect.

4. In witness whereof, the parties execute five identical copies hereof and request the notarial certification of their signatures.

On behalf of the Exploiter	On behalf of the User

/s/ Francisco Guillermo Ravecca Jones	/s/ Marcos Eduardo Galperín

AMENDMENT TO THE FREE TRADE ZONE DIRECT USER AGREEMENT

AGUADA PARK (ITSEN S.A.)

This Amendment to the Direct User Agreement is entered into by and between: FOR THE ONE PART: “ITSEN S.A.,” Uruguayan Taxpayer ID (RUT) No. 215229500014, herein represented by Francisco Guillermo RAVECCA JONES, holder of Uruguayan ID Card No. 2.912.303-3, in his capacity as agent, with offices at Paraguay 2141 in this City (hereinafter, “Itsen” or the “Exploiter”).

AND FOR THE OTHER PART: “MELI URUGUAY S.R.L.,” RUT No. 216748870015, herein represented by Marcos Eduardo GALPERÍN, holder of Argentine ID Card No. 22.432.311, in his capacity as Chairman of the Board of Directors, establishing its address for the purpose of this agreement at Paraguay 2141 Piso 20 Of. 2001 in this city (hereinafter, “Meli” or the “Direct User”); in the city of Montevideo, Oriental Republic of Uruguay, on May 22, 2012, in accordance with the following provisions.

1. Background

1.1 In accordance with the agreement entered into on August 29, 2011, approved under a Resolution issued by the Area of Free Trade Zones of the General Trade Bureau on October 18, 2011, and registered with the Contracts Registry under No. 39/11 on Pages 387 through 397, Itsen conferred Meli the right to operate as a Direct User within the “Aguada Park” Free Trade Zone in order to conduct services-related activities pursuant to Article 2(c) of Law No. 15,921, granting it, to that end, the use of the office identified with No. 408, located on the 4th floor of Building One of the Free Trade Zone, with a surface area of 77.5 m2 plus a terrace of 148.3 m2, for a term of three years and a monthly price of USD 1,278.

1.2 On October 27, 2011, the parties amended the abovementioned Agreement, replacing the office originally assigned to the User with office No. 2001, located on the 20th floor of Building One, with a surface area of 836 m2, for the monthly price of USD 17,556 during the first year and USD 22,070 as from the second year.

The term of the Agreement was further amended to ten years from the date of approval of such amendment by the Area of Free Trade Zones of the General Trade Bureau.

1.3 On May 21, 2012, the parties further amended the Direct User Agreement establishing a term of ten years for the partnership from the date of the resolution issued by the Area of Free Trade Zones of the General Trade Bureau under which the referred Agreement was authorized, dated October 18, 2011.

2. Amendment to the Direct User Agreement

2.1 Irrespective of the use of office No. 2001 granted to the User as replacement for originally assigned office No. 408 (as per the amendment to the Agreement introduced on October 27, 2011), the Exploiter further grants to the User the use of office No. 1901, located on the 19th floor of Building One, with a surface area of 836 m2, as per the floor plan dated September 2008 drawn by Architect Enrique Cohe and the specifications executed by the parties jointly with this instrument and attached hereto as Annex I.

The facilities’ blueprints and specifications prepared by Architect José Pinciroli are also attached hereto (Annex II).

2.2 The User hereby furnishes to the Exploiter the amount of USD 50,000 (fifty thousand US dollars) to reserve the referred office from July through December of this year. This instrument constitutes acknowledgement of receipt thereof.

2.3 From January 1, 2013, the User shall pay USD 22,154 (twenty-two thousand one hundred and fifty-four US dollars) monthly for office No. 1901, within the term, in the manner and under the conditions set forth in Section 5 of the Special Terms and Conditions under the original Agreement.

In addition, from the referred date, the User shall pay all common expenses related to the office, which shall amount to a UYU 89.02 (eighty-nine Uruguayan pesos and two cents) per square meter monthly, plus any adjustments made in July 2012 and January 2013.

2.4 By way of the performance bond set forth in Section 14 of the Direct User Agreement, with regard to office No. 1901, the User shall deposit with the Exploiter the amount of USD 110,772 (one hundred ten thousand seven hundred and seventy-two US dollars), which shall be paid in 6 equal, monthly and consecutive installments of USD 18,462 (eighteen thousand four hundred and sixty-two US dollars) each, the first of them being due in July 2012. All payments shall be made before the 10th day of each month.

2.5 In the event that the User occupies the office prior to January 1, 2013, in order to conduct installation works, it shall pay the common expenses referred to in Section 2.3 from that date. Should the User occupy the office for operative purposes before the referred date, it shall further pay the monthly price set forth in such Section.

The moment it occupies the office, the User shall pay to the Exploiter the pertaining “installation fee” of USD 22,154.

3. The remaining provisions of the original contract as amended on October 27, 2011, and May 21, 2012, that have not been hereby amended remain in full force and effect.

4. In witness whereof, the parties have executed this Agreement in five counterparts and request the notarial certification of their signatures.

On behalf of the Exploiter	On behalf of the User

/s/ Francisco Guillermo Ravecca Jones	/s/ Marcos Eduardo Galperín